Exhibit 99.1

BNB Plus Corp. (BNBX) Announces Nasdaq Delisting Determination and Transition to OTCQB Market ; Company to Seek Review by Nasdaq Listing and
Hearing Review Council

Stony Brook, New York — BNB Plus Corp. (Nasdaq: BNBX) (“BNB Plus” or the “Company”) today announced that it has received a delisting determination from the Hearing Panel of the Nasdaq Stock Market LLC (“Nasdaq”) as a result of the Company’s non-compliance with the minimum $1.00 bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market (the “Delisting Determination”).

In accordance with applicable Nasdaq rules, the Company intends to request that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) review the Delisting Determination in light of the Company’s recently closed financing and further developments in connection with the Company’s ongoing strategic review process (the “Listing Council Review”). If the Listing Council elects to review the matter, it may affirm, modify, reverse, or remand the Hearing Panel’s decision.

The planned request for Listing Council Review will not stay the Delisting Determination, and trading of the Company’s common stock on Nasdaq will be suspended at the open of trading on July 14, 2026.

The Company has secured approval for its common stock to be quoted on the OTCQB Venture Market, a U.S. trading platform operated by OTC Markets Group. The company anticipates its shares will begin trading on the OTCQB under the same symbol, BNBX, beginning at the open of trading on July 14, 2026, or as soon as possible thereafter.

The Company does not expect the transition to OTC Markets to impact its business operations, and BNBX will continue to operate as a fully reporting public company with the U.S. Securities and Exchange Commission.

There can be no assurance that the Listing Council will grant the Company’s request for the Listing Council Review, or that the Listing Council Review will result in the continued listing of the Company’s common stock on the Nasdaq Capital Market. The Company’s common stock is expected to continue trading on the OTCQB Venture Market during the pendency of the Listing Council Review, and there can be no assurance as to whether or when the Company’s common stock may resume trading on Nasdaq.

About BNB Plus Corp.

BNB Plus unlocks streamlined access to the Binance ecosystem, delivering non-directional yield strategies and long BNB exposure, powering the future of blockchain through a transparent, actively managed BNB treasury. The Company’s differentiated strategy blends sophisticated DeFi yield generation with Binance-native opportunities, unlocking access to high-performance digital assets for investors traditionally excluded from the space. Formerly Applied DNA Sciences, Inc., BNB Plus continues to commercialize the Company’s proprietary nucleic acid production solutions for the biopharmaceutical and diagnostics markets. For more information, visit www.bnb.plus/.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “continues,” “expect,” “focus,” “intend,” “may,” “plan,” “seek,” “will,” and other words of similar meaning. Forward-looking statements are statements other than historical facts and address various matters including, without limitation statements relating to Company’s expectations regarding future financial and operating conditions and performance, the transition of its common stock to the OTCQB Venture Market, the Company’s strategic review process, its planned request for Listing Council Review, the entry into or completion of any strategic alternative transaction and the ability to maximize shareholder value, as well as other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control, that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the risk that the proposed transaction described herein may not be completed in a timely manner or at all, risks related to the Board of Directors’ review of strategic alternatives, including the ability to identify or consummate a suitable strategic alternative, failure to realize the anticipated benefits of its digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions, risks relating to the Company’s operations and business, including the highly volatile nature of the price of BNB and other cryptocurrencies, the illiquidity of the OBNB trust units owned by the Company, risks related to the Company’s ability to raise and deploy capital effectively, risks relating to an unproven yield generation strategy, the risk that the price of the Company’s common stock may be highly correlated to the price of the digital assets that it holds, risks related to a determination that the Company’s digital assets are classified as a “security” under federal securities laws and/or the Company is inadvertently deemed an “investment company” under the Investment Company Act of 1940, as amended, risks related to increased competition in the industries in which the Company does and will operate, risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally, risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, risks related to the unknown returns, liquidity and/or token accumulation that the Company’s BNB treasury strategy will generate, risks relating to market volatility, cybersecurity and custody of digital assets, potential changes in laws or accounting standards relating to cryptocurrency, and regulatory developments affecting BNB or other digital assets, as well as those risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Investor Relations contact:

John Ragozzino Jr., CFA

BnB@icrinc.com